SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Hopper Investments LLC
Barberry Corp.
Icahn Onshore LP
Icahn Offshore LP
Icahn Capital L.P.
IPH GP LLC
Icahn Enterprises Holdings L.P.
Icahn Enterprises G.P. Inc.
Beckton Corp.
Carl C. Icahn
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 26, 2013, Carl C. Icahn and affiliated entities filed an Amendment to their Schedule 13D relating to Transocean Ltd., a copy of which is filed herewith as Exhibit 1.

NOTICE TO INVESTORS
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED APRIL 17, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF TRANSOCEAN LTD. FOR USE AT ITS 2013 ANNUAL GENERAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF TRANSOCEAN LTD. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED APRIL 17, 2013. EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN TRANSOCEAN LTD. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES, PAR VALUE CHF 15.00, PER SHARE, OF TRANSOCEAN LTD., AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.

EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No.7)*

Transocean Ltd.
(Name of Issuer)

Shares, par value CHF 15.00 per share
(Title of Class of Securities)

H8817H100
(CUSIP Number)

Keith Schaitkin, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

April 25, 2013
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box  / /.

NOTE:  Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

This statement constitutes Amendment No. 7 to the Schedule 13D relating to the Shares, par value CHF 15.00 per share (the “Shares”), issued by Transocean Ltd. (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2013, as amended by Amendment No. 1, filed with the SEC on January 29, 2013, Amendment No. 2, filed with the SEC on March 4, 2013, by Amendment No. 3, filed with the SEC on March 7, 2013, by Amendment No. 4, filed with the SEC on April 4, 2013, by Amendment No. 5, filed with the SEC on April 17, 2013 and by Amendment No. 6, filed with the SEC on April 19, 2013, to furnish the additional information set forth herein.  All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended by adding the following:

On April 25, 2013, the Reporting Persons issued an open letter to shareholders of the Issuer (the “April 25 Letter”).  A copy of the April 25 Letter is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits

Exhibit 1                      April 25 Letter

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: April 26, 2013

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By:  Barberry Corp.

By:           /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:           /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Schedule 13D Amendment No. 7 – Transocean Ltd.]

Exhibit 1

FOR IMMEDIATE RELEASE

CARL C. ICAHN ISSUES OPEN LETTER
TO TRANSOCEAN SHAREHOLDERS

ISS Supports Alapont and Merksamer; Against Talbert and Sprague

New York, New York, April 25, 2013:  Carl C. Icahn today delivered the following open letter to shareholders of Transocean Ltd.

Dear Fellow Transocean Shareholders:

ISS today announced its recommendation that shareholders vote FOR Jose Maria Alapont and FOR Samuel Merksamer.  We are very pleased that ISS shares our view.  ISS concludes “it seems clear the dissidents have made a compelling case that some change on the board is warranted” and that “shareholders would be best served by supporting the election of Alapont, a former CEO with experience setting operating targets and holding executives accountable for execution, and Merksamer, who offers strong analytic acumen and credible shareholder perspective.”

ISS also recommends that shareholders vote AGAINST Michael Talbert and AGAINST Robert Sprague.  In fact, ISS concludes that “Shareholders may wish to hold Michael Talbert, a longtime incumbent, responsible for the long term performance and outcome of strategic choices the company has made.  Additionally he was CEO at the time the events triggering the Norwegian tax case happened.”  We fully agree with the ISS case against Talbert and Sprague.

While we respect ISS’ views, we continue to believe shareholders should also vote FOR Jack Lipinski.  As ISS noted Mr. Lipinski has spent “his entire career in the oil industry, currently as CEO of CVR Energy.  CVR outperformed its peers...Since Icahn took control, outperformance has been substantial.”  This is in contrast to Transocean’s performance, as noted by ISS:

Over the five years prior to Icahn disclosing its stake in RIG, the company underperformed the median of peers by 58 percentage points.  While the Macondo incident was a factor in this result, we note that the company was already underperforming peers by 21 percentage points before that incident.

We continue to believe Mr. Lipinski has strong industry experience and that Transocean would benefit greatly from his joining the Board.  We strongly recommend that shareholders vote FOR Lipinski.

Shareholders will also have a choice to vote FOR our distribution proposal of $4.00.  Based on the Company’s decision making over the past few years, we believe it is critical that capital is returned to shareholders and that it does not remain in the discretion of the Board to use that capital as they view best.  We believe that this Board’s capital allocation decisions over the past several years have been marked by ill-advised acquisitions that have destroyed at least $11 billion of shareholder value. And, perhaps of most concern to us, the Board and management continue to believe the GSF and Aker acquisitions were successes.  As ISS notes:

While it might be debatable what RIG was actually pursuing with the GSF acquisition, the end result was not:  over the past four years, RIG has lost 27% of its revenues, while the peer group as a whole increased revenues by 20% (excluding Ensco…) Even if one adds back the $1.1 billion in revenues the company argues it lost because of Macondo, the difference would still be substantial.

WE URGE SHAREHOLDERS TO VOTE AT THE 2013 TRANSOCEAN ANNUAL GENERAL MEETING FOR THE ICAHN PROPOSAL TO INCREASE THE DIVIDEND AT TRANSOCEAN TO $4.00 PER SHARE AND FOR THE ICAHN PROPOSAL TO ELECT JOSE MARIA ALAPONT, JOHN J. LIPINSKI AND SAMUEL MERKSAMER TO THE TRANSOCEAN BOARD OF DIRECTORS.

Very truly yours,

Carl C. Icahn

NOTICE TO INVESTORS
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED APRIL 17, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF TRANSOCEAN LTD. FOR USE AT ITS 2013 ANNUAL GENERAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF TRANSOCEAN LTD. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT, DATED APRIL 17, 2013.  EXCEPT AS OTHERWISE DISCLOSED IN THE DEFINITIVE PROXY STATEMENT, THE PARTICIPANTS HAVE NO INTEREST IN TRANSOCEAN LTD. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES, PAR VALUE CHF 15.00, PER SHARE, OF TRANSOCEAN LTD., AS DISCLOSED IN THE DEFINITIVE PROXY STATEMENT.  WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY SOURCE TO INCLUDE THEIR INFORMATION IN THIS PRESS RELEASE.

Contact:
Susan Gordon
(212) 702-4309